EXHIBIT 10.9

LEASE, LEASE AMENDMENTS AND LEASE ASSIGNMENT
RELATING TO
NORTH BERGEN, NEW JERSEY FACILITY

HARTZ MOUNTAIN DEVELOPMENT CORP.

Landlord,

and

COMDISCO DISASTER RECOVERY SERVICES, INC.

Tenant

NET LEASE

Premises:

Office Premises
in
5851 West Side Avenue
North Bergen, New Jersey

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EXHIBITS

Exhibit A—Description of Land
Exhibit B—Site Plan
Exhibit C—Omitted
Exhibit D—Landlord’s Expansion Work
Exhibit E—Rules and Regulations
Exhibit F—Design Data for Existing Facility

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LEASE, dated November     , 1987, between Hartz Mountain Development Corp., a New Jersey corporation having an office at 400 Plaza Drive, Secaucus, New Jersey (P.O. Box 1411) 07094 (“Landlord”), and Comdisco Disaster Recovery Services, Inc. an Illinois corporation, having an office at 6400 Shafer Court, Rosemount, Illinois 60018 (‘Tenant”).

ARTICLE 1—DEFINITIONS

1.01  As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall he deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

A.  Advance Rent: None.

B.  Additional Charges: All amounts that became payable by Tenant to Landlord hereunder other than the Fixed Rent.

C.  Architect: Kenneth Carl Bonte, or as Landlord may designate, with Tenant’s approval, which approval shall not be unreasonably withheld or delayed.

D.  Broker: Shalom and Zuckerbrot and Rydin Brokerage, Inc.

E.  Building: The building or buildings now or hereafter located on the Land as set forth on Exhibit A attached hereto.

F.  Calendar Year: Any twelve-month period commencing on a January 1.

G.  Commencement Date: January 15, 1988.

H.  Demised Premises: The Land and Building that is outlined on the site plan attached hereto as Exhibit B.

I.   Expiration Date: The date that is the day before the fifteenth (15th) anniversary of the Commencement Date if the Commencement Date is the first day of a month, or the fifteenth (15th) anniversary of the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month. However, if the Term is extended by Tenant’s effective exercise of Tenant’s right, if any, to extend the Term, the “Expiration Date” shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the “Expiration Date.”

J.  Fixed Rent: An amount at the annual rate of the product of the Floor Space of the Demised Premises multiplied by: (i) Nine Dollars ($9.00) for years one (1) through five (5); (ii) Ten Dollars ($10.00) for years six (6) through ten (10); and (iii) Twelve Dollars ($12.00) for years eleven (11) through to the Expiration Date.

K.  Fixed Rent Commencement Date: March 15, 1988.

L.  Floor Space: The Demised Premises currently contains 69,037 square feet of Floor Space. From and after written notice to Tenant that the Expansion Space is ready for occupancy, the Floor Space shall be equal to the sum of 69,037 square feet plus the sum of the floor area of the Expansion Space stated in square feet bounded by the exterior faces of the exterior walls and the party wall with the existing building. Any reference to Floor Space of a building shall mean the floor area of all levels or stories of such building, but excluding any roof, except such portion thereof (other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

M.  Guarantor: Comdisco, Inc.

N.  Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

O.  Land: The land described on Exhibit A, upon which the Building is located.

P.  Landlord’s Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit D.

Q.  Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

R.  Mortgage: A mortgage and/or a deed of trust.

S.  Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

T.  Operating Expenses: The Building’s share of the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing and operation of the peripheral roads that, from time to time, service the Building and Land and the Building’s share of the Real Estate Taxes attributable to said peripheral roads. All items will be stated in accordance with generally accepted accounting principles.

U.  Permitted Uses: Computer disaster recovery center or any other use permitted under applicable Legal Requirements.

V.  Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

W.  Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.

X.  Rent: The Fixed Rent and the Additional Charges.

Y.  Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, as same may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit E.

Z.  Security Deposit: None.

AA.  Successor Landlord: As defined in Section 9.03.

BB.  Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

CC.  Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

DD.  Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

EE.  Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

FF.  Tenant’s Property: As defined in Section 16.02.

GG.  Term: The period concerning on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

HH.  Unavoidable Delays: A delay arising from or as a result of (i) a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, (ii) the failure of any utility company to provide and maintain utilities, services, water and sewer lines and power transmission lines to the Demised Premises which are required for the construction, (iii) any unforeseeable subsurface condition at the Demised Premises which shall prevent or require a redesign or change in the construction of, or affect the completion schedule thereof, or (iv) the failure of any subcontractor or supplier to furnish labor, services, materials or equipment on the dates agreed to if such failure is caused by an Unavoidable Delay and Landlord is not reasonably able to obtain substitute labor, services, materials or equipment on the agreed-upon dates, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

ARTICLE 2—DEMISE AND TERM; OPTION TO RENEW

2.01    Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. Promptly following the Commencement Date, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord setting forth the Commencement Date.

2.02    Tenant shall have an option to extend the Term from the Expiration Date for two periods of five (5) years each (“Extended Periods”). Tenant agrees that it shall have forever waived its right to exercise any option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option. If Tenant elects to exercise either of said options, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party after the effective exercise of any such option, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised. The Extended Period shall be upon the sane terms and conditions as are in effect immediately preceding the commencement of such Extended Period, except that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and except that in the Extended Period the Fixed Rent shall be adjusted as provided herein. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or opt ion for the Extended Period not yet exercised Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant’s election, to exercise any option to extend the Term, to reject Tenant’s election if Tenant gave such notice during the continuance of an event of default (subject to Tenant’s right to cure as set forth in Article 27 hereof), and such rejection shall automatically render Tenant s election to exercise such option null and void and of no effect. Such options to extend the Term may not be severed from this Lease or separately sold, assigned or otherwise transferred. If Tenant elects to exercise this option, it shall do so by giving notice of such election to Landlord on or before the date which is nine months before the Expiration Date and nine months prior to the expiration of the first extended period. The Fixed Rent during this Extended Period shall be equal to an amount which is ninety percent (90%) of the then current Fair Market Value based on the highest and best use of the Land and then existing improvements as of the commencement date of the Extended Period and determined without inclusion of Tenant’s special improvements to the Building. Fair Market Value shall be determined by mutual agreement of the parties. If the parties are unable to agree on the Fair Market Value, the parties shall choose a licensed Real Estate Appraiser who shall determine the Fair Market Value. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one Appraiser to appraise the Fair Market Value. If the difference between the two appraisals is 20% or less of the lower appraisal then the Fair Market Value shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the Fair Market Value. The Fair Market Value shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties. Anything to the contrary contained herein notwithstanding, the Fixed Rent for any Extended Period shall in no event be less than the Fixed Rent during the preceding period.

ARTICLE 3—RENT

3.01  Beginning upon the Fixed Rent Commencement Date, Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term. If the Fixed Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

3.02  The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord’s agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant end Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

3.03  No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

3.04  If Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

3.05  Any payment due Landlord under this Lease which is not paid on or before five days following the date such payment is due shall, from the due date, until such payment is received by Landlord, bear interest at the prime rate of Chemical Bank of New York plus 4% per annum (the “Late Payment Rate”), but in no event, in excess of the maximum permissible interest rate then in effect in the State of New Jersey. No failure by Landlord to insist upon the strict performance by Tenant to pay the Late Payment Rate shall constitute a waiver by Landlord of its right to enforce the provisions of this subsection.

3.06  It is intended that the Fixed Rent provided for in Paragraph 3.01. above shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises.

ARTICLE 4—USE OF DEMISED PREMISES

4.01  Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

4.02  If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, Tenant shall at its expense duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; or (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems.

ARTICLE 5—PREPARATION OF DEMISED PREMISES

5.01  The Demised Premises shall be delivered to Tenant as is” by the Commencement Date. On or before the Commencement Date, Landlord shall deliver to Tenant a certification by the Architect that the Demised Premises are substantially complete in accordance with the Design Data for Existing Facility, annexed hereto as Exhibit F. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is leasing the Demised Premises “as is” on the date hereof, subject to reasonable wear and tear and the rights of the present occupant(s) of the Demised Premises to remove its or their trade fixtures and other property from the Demised Premises. The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the minor or insubstantial details of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity.

5.02  Tenant shall promptly and diligently complete Tenant’s Work, using new materials, in a neat and workmanlike manner, in accordance with the provisions of Exhibit C. Tenant shall apply for and obtain a Permanent Certificate of Occupancy from the appropriate governing body and shall provide Landlord with a duplicate original thereof.

5.03  Landlord shall provide on-site parking facilities for eighty-seven (87) cars on or before the Commencement Date.

ARTICLE 6—TAX AND OPERATING EXPENSE PAYMENTS

6.01  Beginning on the Commencement Date and continuing until the Expiration Date, Tenant shall pay to Landlord, as hereinafter provided, the Real Estate Taxes in respect of the

Building for the period in question, plus the Real Estate Taxes in respect of the Land for the period in question. Landlord shall estimate the annual amount of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient to pay any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing the same, and if such is more or less than the amount theretofore paid by Tenant for such item based on Landlord’s estimate, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within 10 days after submission of such statement. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period Commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space refereed to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question.

6.02  Beginning on the Commencement Date and continuing until the Expiration Date, Tenant shall pay to Landlord, as hereinafter provided, the Operating Expenses. The Operating Expenses shall be an estimate of the Operating Expenses for the period in question (which estimate may be reasonably changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance as an “Additional Charge”. If at any time Landlord changes its estimate of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within ten (10) days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January 1st and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing such, and if the amount so stated for such period, is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within ten (10) days after submission of such statement. All computations shall be made in accordance with generally accepted accounting principles.

6.03  Each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within 30 days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with Landlord’s statement, without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant s overpayment resulting from compliance with Landlord’s statement.

ARTICLE 7—COMMON AREAS

(deleted)

ARTICLE 8—SECURITY

8.01  Upon an event of default hereunder, Landlord shall have the right to demand and Tenant shall immediately deposit with Landlord a Security Deposit equal to one month of the then current Fixed Rent as security for the full and faithful payment and performance by Tenant of Tenant’s obligations under this Lease. If Tenant subsequently defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of Tenant’s obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant’s obligations under this Lease, the security or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall have the right to transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE 9—SUBORDINATION

9.01  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required, provided, however, that Tenant shall be afforded quiet and peaceful possession of the Demised Premises subject to the provisions of an instrument of subordination satisfactory to a Mortgagee, Landlord, or the lessor under any such lease. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within 15 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with en interest, to execute and deliver an such instruments for and on behalf of Tenant.

9.02  If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until 30 days shall have elapsed following the giving of such notice and Landlord shall have failed to diligently commence its remedy for such act or omission and following the time when such Superior Mortgagee of Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

9.03  If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease of the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

9.04  If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease.

ARTICLE 10—QUIET ENJOYMENT

10.01  So long as Tenant pays all of the Rent and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

ARTICLE 11—ASSIGNMENT, SUBLETTING AND MORTGAGING

11.01  Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord. Any purported assignment, sublet, mortgage or other encumbrance made without the prior written consent of Landlord shall be null and void. Notwithstanding the foregoing. (i) Tenant, upon thirty (30) days prior notice to Landlord, may assign or sublet the Demised Premises, or any portion thereof, without Landlord’s consent to any parent or subsidiary corporation or any corporation wholly controlled by Tenant and (ii) Landlord shall not unreasonably withhold its consent to Tenant’s proper request for an assignment or sublet.

11.02  If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation’s shares of voting stock or the general partners’ interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner’s interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord’s consent shall have been required, and in any such event Tenant shall notify Landlord, except that the provisions of the Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation into or with the then Tenant is merged or consolidated or to which substantially all of the then Tenant s assets are transferred or to any corporation which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of this Section, the words “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

11.03  If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other then Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of any of the provisions of Section 11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

11.04  Any permitted assignment or transfer, whether made with Landlord’s consent pursuant to Section 11.01 or without Landlord’s consent if permitted by Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant’s obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person)s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant’s other obligations under this Lease.

11.05  The liability of the original named Tenant and any other Person(s) who at any time was or were Tenant for Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

11.06  The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

11.07  If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall require, and Landlord may, in addition to Landlord’s right to give or withhold consent, terminate this Lease by notice given to

Tenant within thirty (30) days after receipt of said proposed instrument and financial and other information, and upon the date specified in such notice, which date shall not be less than thirty (30) days and not more than sixty (60) days after the giving of said notice, this Lease shall terminate. If Landlord does not so terminate this Lease, and (if Landlord consents to the subject transaction or if Landlord’s consent is not required to same) if Tenant does not consummate the subject transaction within sixty (60) days after the last day on which Landlord might have so terminated this Lease as a result of such transaction, Tenant shall again be required to comply with the provisions of this Section 11.07 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.07 had not been given.

ARTICLE 12—COMPLIANCE WITH LAWS

12.01  Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02.

12.02  Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

ARTICLE 13—INSURANCE AND INDEMNITY

13.01  Tenant shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, and shall maintain rent insurance. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect to the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

13.02  During the Term, Tenant shall maintain at its own cost and expense the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord as an additional named insured, and at Landlord’s request with any Superior Lessors as additional named insured(s), with limits of not less than $5,000,000 for bodily injury or death to any one person and $10,000,000 for bodily injury or death to any number of persons in any one occurrence, and $1,000,000 for property damage, including water damage and sprinkler leakage legal liability, (b) All Risk insurance covering the Demised Premises against loss or damage and such risks as are customarily included in extended coverage endorsements attached to fire insurance policies covering property similar to such Premises (including windstorm, hail, explosion, riot, riot attending a strike and civil commotion, damage from aircraft and vehicle, vandalism and malicious mischief, sprinkler leakage, sonic boom and smoke damage) in an amount equal to the full replacement value thereof (excluding foundations and excavation costs) as same might increase from time to time or such higher amount as either may be required by the holder or any fee mortgage covering the Premises or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer, (c) rent insurance with broad form extended coverage endorsement in an amount equal to the Fixed Rent, Impositions and all other charges payable by Tenant pursuant to this Lease for a period of one (1) year and (d) worker’s compensation insurance providing statutory New Jersey benefits for all persons employed by Tenant at the Demised Premises; (e) if a sprinkler system shall be located in any portion of the Demised Premises, provide and keep in force sprinkler leakage insurance in amounts and forms approved by Landlord, which approval shall not be unreasonably withheld (the foregoing to be required only if same is excluded from the insurance required to be provided and kept in force pursuant to Section 12.01 (b); arid (f) if alcoholic beverages shall be sold, stored, consumed, given away or used in any other manner on the Demised Premises, (i) whether or not in compliance with the Permitted Uses of the Demised Premises, or (ii) as a consequence of its business purposes or the private acts of any employees, agents or contractors, Tenant shall obtain dramshop insurance, in such amounts as is customary at that time and from time to time, saving harmless and protecting Landlord and the Demised Premises against any and all damages, claims, liens, judgments, expenses and costs arising under any present or future Legal Requirements, by reason of any such storage, sale use, consumption or giving away of alcoholic beverages on or from the Demises Premises; and (g) any other insurance in such amounts (i) as may from time to time reasonably be required by Landlord against such other insurable hazards; and (ii) as required for compliance with the Insurance Requirements. Landlord may at any time and from time to time require that the limits for the comprehensive general public liability insurance to be maintained by Tenant be increased to the limits that new Tenants in the Building are required by Landlord to maintain. The insurance carried pursuant to Section 12.01(b) shall be carried in favor of Landlord and the holder of any fee mortgage on the Premises and the standard mortgagee clause shall be attached to the appropriate policies. Insurance carried pursuant to Section 12.01(b) shall provide that the loss, if any, shall be adjusted with and payable to the party who will perform the work of restoration pursuant to Article 24 and such mortgagee as their interests may appear. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord, Mortgagee and any additional insured(s) are given at least thirty (30) days’ prior written notice of such cancellation. In addition, Tenant shall give Landlord at least thirty (30) days’ prior written notice that any such policy is being cancelled or replaced.

13.03  Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant’s business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums. in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shell (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

13.04  Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access, or provided access to any other party, to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint ventures, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord’s negligence) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory

to	Landlord.

13.05  Neither Landlord nor any Superior Successor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant’s business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant’s insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

ARTICLE 14—RULES AND REGULATIONS

14.01  Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and Communicate to Tenant, which in Landlord’s judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, and which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

ARTICLE 15—ALTERATIONS

15.01  Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time Landlord’s consent is sought. Tenant shall pay to Landlord upon demand the reasonable out-of-pocket expenses of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $100,000 (exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

15.03  Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) approved by Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen’s compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

ARTICLE 16—LANDLORD’S AND TENANT’S PROPERTY

16.01 All equipment and improvements other than those installed by Tenant, and all fixtures and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord’s property and shall not be removed by Tenant.

16.02  All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Land resulting from the installation and/or removal thereof. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to remove any item or items, upon the surrender of the Demised Premises pursuant to Article 26 hereof or at any time prior thereto, if such removal would create a violation under the Legal Requirements, including any violation or loss of any certificate of occupancy for the Demised Premises.

16.03  At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, and the Building resulting from any installation and/or removal of the Tenant’s Property. Any items of the Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or upon fifteen (15) days notice following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant s expense.

ARTICLE 17—REPAIRS AND MAINTENANCE

17.01  Tenant shall, throughout the Term, be responsible for all repairs and maintenance in and to the Building both interior and exterior, and shall take good care of the Demised Premises, the fixtures and appurtenances therein. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) approved by Landlord. Tenant shall be responsible for the cost and expense of all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Land the need for which arises out of (a) the performance of existence of the Tenant’s Work or alterations, (b) the installation, use or operation of the Tenant’s Property in the Demised Premises, (c) the moving of the Tenant’s Property in or out of the Building, (d) roof wear and tear or (e) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. All repairs made by Tenant shall be equal in quality and class to the original work and shall be made in compliance with all Legal Requirements, and as to policies of insurance, the Insurance Requirements.

17.02  Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond two hundred fifty (250) pounds per square foot.

17.03  Tenant, at its sole cost and expense, also shall repair, replace and/or restore as appropriate and keep clean and free from dirt, snow, ice, rubbish, obstructions and encumbrances, the Demised Premises and the sidewalks, landscaping (including lawn areas), vaults, sidewalk hoists, gutters, railings, curbs and paved areas (whether in driveways, parking areas or access easements) in front of or adjacent to the Demised Premises.

17.04  Tenant shall not permit any of its licensees, agents, employees or contractors to use the Demised Premises, any access areas, or any property adjacent thereto, as a dumping ground for rubbish or any other waste products. Trash, garbage, or other waste shall not be kept except in proper sanitary containers and in accordance with any applicable Legal Requirements. All incinerators or other equipment for the disposal or storage of such material shall be kept in a clean and sanitary condition.

17.05  Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

ARTICLE 18—ELECTRIC ENERGY

18.01  Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Demised Premises. Landlord shall provide Tenant with either primary or secondary electric service, at Tenant’s option, to be exercised within days from the date hereof. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the negligence of Landlord.

18.02  Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

ARTICLE 19—HEAT, VENTILATION AND AIR-CONDITIONING

19.01  Tenant shall maintain and operate the heating, ventilating and air-conditioning systems (“HVAC”) serving the Demised Premises. The temperature maintained in the Demised Premises shall at all times be within the limits prescribed by the Legal Requirements.

19.02  Use of the Demised Premises, or any part thereof, in a manner exceeding the HVAC design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the HVAC in the Demised Premises, or the use of computer or data processing or storage machines or other machine, or equipment, may require changes in the HVAC systems servicing the Demised Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as alterations in accordance with the provisions of Article 15, but only to the extent permitted and upon the conditions set forth in Article 15.

ARTICLE 20—OTHER SERVICES: SERVICE INTERRUPTION

20.01  Tenant shall provide elevator service to the Demised Premises during normal business hours on normal business days, and shall have at least one (1) elevator subject to call at all other times.

20.02  Tenant shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to buildings of like kind.

20.03  Tenant shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. Tenant shall pay directly to the appropriate utility, charges for the quantity of water shown on such meters on demand.

ARTICLE 21—ACCESS, CHANGES AND NAME

21.01  Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed.

21.02  Except in the event of an emergency, upon prior notice (which may be oral or written) and accompanyment by a representative of Tenant, Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises. that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s obligations hereunder. During the period of eighteen (18) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

21.03  If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant’s obligations under this Lease.

12.04  If, during the last month of the Term, Tenant has removed all of the Tenant’s Property from the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and later, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant’s obligations hereunder.

21.05  Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable, provided, however, that Landlord shall use best efforts not to unreasonably interfere with Tenant’s use and occupancy of the Demised Premises.

21.06  Subject to Landlord’s approval which shall not be unreasonably withheld or delayed, Tenant may adopt any name for the Building.

ARTICLE 22—MECHANICS’ LIENS AND OTHER LIENS

22.01  Except as otherwise expressly provided in this Lease, Tenant shall not do anything whereby the rights and interest of Landlord in the Demised Premises or any part thereof might be impaired.

22.02  If any mechanic’s, laborer’s or materialman’s lien at any time shall be filed against the Demised Premises or any part thereof, or if any public improvement lien created or permitted to be created by Tenant and arising out of Tenant’s tenancy hereunder shall be filed against any asset of Landlord, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Tenant shall deliver to Landlord, within three (3) days after its receipt of same, a copy of any such notice of lien. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, and if such lien shall continue for an additional fifteen (15) days after notice by Landlord to Tenant, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord with all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of 4% per month or the maximum amount permitted by law, from the respective dates of Landlord’s making of the payment or incurring of the costs and expenses, shall constitute Rent payable by Tenant and shall be paid by Tenant to Landlord within ten (10) days after demand. Notwithstanding the foregoing provisions-of this Section 22.02, Tenant shall not be required to discharge any such lien if such lien arises by reason of a debt or liability of Landlord for which Tenant is not otherwise liable under the provisions of this Lease or if Tenant is in good faith contesting the same and has furnished a security bond or other such security reasonably satisfactory to Landlord in an amount sufficient to pay such lien with interest and penalties.

22.03  Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of materials that would give rise to the filing of any lien against the Demised Premises or any part thereof or any asset of Landlord. Notice is hereby given, and Tenant shall cause any and all construction agreements to provide, that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant or any Subtenant or other tenant or licensee whatsoever or for any material furnished or to be furnished at the Demised Premises for any of the foregoing, and that no mechanic’s or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises or any part thereof or any asset of Landlord.

22.04  Tenant shall have no power to make any contract which may create, or to do any act which shall cause, any lien, mortgage or other encumbrance which affects the assets of Landlord, or of any fee interest in the Demised Premises, or any leasehold estate of the Superior Lessor, if any.

ARTICLE 23—NON-LIABILITY AND INDEMNIFICATION

23.01  Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or its employees, licensees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant. Tenant shall indemnify and save harmless Landlord any partner, joint venturer, director, officer, agent servant or employee of Landlord against and form all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including without limitation, attorneys’ fees and disbursements, which may be imposed upon or asserted against or reasonably incurred by Landlord by reason of any of the following occurring during the Term unless caused by the negligence of Landlord or its respective assigns, agents or employees without contributory negligence on the part of Tenant, or its licensees, employees or agents: (a) Any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Demised Premises or any part thereof attributable to the negligent or wrongful acts of Tenant, or any of its licensees, or its agents or employees, including, without limitations, any street, alley sidewalk, curb, vault or passageway comprising a part of the Demised Premises or adjacent thereof; (b) any act or failure to act on the part of Tenant, or any of its agents, contractors, servants, employees, licensees or invitees; (c) Any accident, injury (including death) or damage to any person or property occurring in, on or about the Demised Premises or any part thereof or in, or about any street, alley, sidewalk, curb, vault or passageway comprising a part thereof or adjacent thereto, including any and all areas, the repair and maintenance of which Tenant is responsible for pursuant to Article 17 hereof, which accident, injury or damage is attributable to Tenant’s, or any of its licensees’, agents’ or employees acts or failure to act; (d) Any lien or claim which may be alleged to have arisen against or on the Demised Premises, or any lien or claim created or permitted to be created by Tenant and which arises out of Tenant’s tenancy hereunder, against any assets of Landlord or any liability asserted against Landlord with respect thereto not arising by reason of a debt or liability of Landlord for which Tenant is not otherwise liable under the provisions of this Lease; (e) Any contest permitted pursuant to the provisions of Article 11 hereof, except as provided therein; (f) Any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in any other contracts and agreements affecting the Demised Premises, on Tenant’s part to be kept, observed or performed; (g) Any failure on the part of Tenant to pay Rent or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease, or on its part to be performed or complied with and the exercise by Landlord of any remedy provided in this Lease with respect thereto; or (h) Any claim for brokerage commissions, fees or other compensation by any person other then the Broker who alleges to have acted or dealt with Tenant in connection with this lease or the transactions contemplated by this Lease.

23.02  The provisions of this Article 23 and all other indemnity provisions elsewhere contained in this Lease shall survive the Expiration Date, but only in respect of acts and occurrences arising on or prior to the later of the Expiration Date or the date upon which possession of the Demised Premises is surrendered to Landlord.

23.03  The obligations of Tenant under this Article 23 shall not in any way be affected by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Demised Premises.

23.04  If any claim, action or proceeding is made or brought against Landlord by reason of any event as to which Tenant is indemnifying Landlord pursuant to Section 23.01 hereof, then upon demand by Landlord, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Landlord’s name, if necessary, by the attorneys for Tenant’s insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as Landlord shall approve, which approval shall not be unreasonably withheld or delayed. Landlord agrees that in the event Landlord is named as a party to an action, Landlord will reasonably cooperate with Tenant in the conduct of the proceedings. Notwithstanding the foregoing, Landlord may engage its own attorneys to defend it or to assist in its defense at Landlord’s own cost and expense. The indemnification obligations imposed upon Tenant under Section 23.01 shall not apply to any settlement separately agreed to by Landlord without Tenants written consent, nor if Landlord retains its own attorneys and such retention will materially impair or materially diminish Tenant’s insurance coverage and Landlord has been so advised in writing by Tenant’s insurer.

23.05  Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Land, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Land shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Land and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord en instrument to that effect prepared by Landlord’s attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord’s failure or refusal to observe a judicial decree or determination, or to any third party.

ARTICLE 24—DAMAGE OR DESTRUCTION

24.01  If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as provided in this Article 24), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant’s Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

24.02  Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

24.03  Notwithstanding any other provision to the contrary in this Article, if (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty-five percent (25%) (or ten percent [10%] if such casualty occurs during the last three (3) years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and the loss shall not be covered by Landlord’s insurance, if any, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the fire or other casualty.

24.04  Subject to the provisions of Section 24.05, upon sixty (60) days notice to Landlord, Tenant shall be entitled to terminate this Lease if Landlord has not substantially repaired or restored the Demised Premises within two (2) years (subject to Unavoidable Delays) following notice to it of the damage or destruction and the collection of the insurance proceeds, if any, attributable to such damage, provided, however, that no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any failure to or any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24.

Landlord shall use its best efforts to make such repair or restoration in such manner as to not unreasonably interfere with Tenant’s use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during normal business hours on normal business days.

24.05  Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents, licensees or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent and no option to terminate the Lease by Tenant, Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

24.06  Landlord will not carry insurance of any kind on the Tenant’s Property, and, except as provided by law or by reason of Landlord’s breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant’s Property.

24.07  The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

ARTICLE 25—EMINENT DOMAIN

25.01  If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, make all necessary alterations so as to constitute the remaining Building as a complete architectural and tenantable unit, except for the Tenants’ Property, and Tenant shall make all alterations or replacements to the Tenant’s Property and decorations in the Demised Premises, provided, however, that Landlord shall be so obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease). All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant’s Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant’s property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

25.02  If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

25.03  In case of any governmental action, not resulting in the taking or condemnation of any portion of the Demised Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Demised Premises abut, this Lease shall continue in full force and effect without reduction or abatement of Rent and the award shall be paid to Landlord.

ARTICLE 26—SURRENDER

26.01  On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord “broom-clean and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s property therefrom except as otherwise expressly provided in this Lease. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Demised Premises on any such termination date.

26.02  If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

26.03  No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Demised Premises on any such termination date.

26.04  On the last day of the Term or upon any earlier termination of the lease, or upon re-entry by Landlord upon the Demised Premises pursuant to Article 28 hereof, Tenant shall deliver to Landlord Tenant’s executed counterparts of all Subleases and any service and maintenance contracts then affecting the Demised Premises, true and complete maintenance records of the Demised Premises, all original licenses and permits then pertaining to the Demised Premises, permanent or temporary certificates of occupancy then in effect for the Building, and all warranties and guarantees then in effect which Tenant has received in connection with any work or services performed or equipment installed in the Building together with a duly executed assignment thereof to Landlord, all financial reports, books and records required hereunder and other documents of every kind and nature whatsoever relating to the Demised Premises.

ARTICLE 27—EVENTS OF DEFAULT; CONDITIONS OF LIMITATION

27.01  This Lease and the Term are subject to the limitations that if at any time after the date hereof, any one of the following events (hereinafter or before called an event of default” or “default”) shall occur, that is to say, whenever Tenant or Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate any of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, or (d) shall, for itself or any of its property, be subject to a levy under execution or attachment, and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days, then Landlord, at any time after the occurrence of any such event of default, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

27.02  This Lease is subject to the further events of default that: (a) if Tenant shall default in the payment of any Rent, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within ten (10) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of ten (10) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor or prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not: (i) within said ten (10) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (ii) duly commence within said ten (10) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event of default shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall vacate or abandon the Demised Premises, then in any of said events of default Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

ARTICLE 28—RE-ENTRY BY LANDLORD

28.01  If Tenant shall default in the payment of any Rent, and such default shall continue for five (5) days, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word re-enter,” as used herein, is not restricted to its technical legal meaning. If this Lease, is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

28.02  In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

28.03  If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 29 or pursuant to law.

ARTICLE 29—DAMAGES

29.01  If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord as a condition precedent to the dismissal of any summary dispossess or other proceeding or action as damages, at the election of Landlord, either:

(a) sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

(b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any such for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facto, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.

29.02   Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord-against Tenant of any sums, damages or liquidated damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages or liquidated damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 29.01

29.03  In addition, if this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

29.04  In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within five (5) days after demand therefor, the same shall bear interest at the rates provided in Section 3.05 hereof.

ARTICLE 30—AFFIRMATIVE WAIVERS

30.01  Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

30.02   Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Demised Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

ARTICLE 31—NO WAIVERS

31.01  The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 32—CURING TENANT’S DEFAULTS

32.01  If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the rate of 4% percent per month or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and such amounts shall be due and payable in accordance with the terms of such bills.

ARTICLE 33—BROKER

33.01  Landlord and Tenant represent that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Landlord and Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement(s) between Landlord and the Broker.

ARTICLE 34—NOTICES

34.01  Unless otherwise stated, any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the Building) as to Landlord, to the attention of General Counsel with a concurrent Notice to the attention of Vice President, Property Management, and shall be deemed to have been given, rendered or made on the second day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

ARTICLE 35—ESTOPPEL CERTIFICATES

35.01  Landlord or Tenant shall, at any time and from time to time, as requested by either party, upon not less than ten (10) days’ prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

ARTICLE 36—ARBITRATION

36.01  Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

ARTICLE 37—MEMORANDUM OF LEASE

37.01  Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

ARTICLE 38—MISCELLANEOUS

38.01  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

38.02  No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

38.03  If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting or letting.

38.04  Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 39.04 shall not be construed as modifying the conditions of limitation contained in Article 27.

38.05  Except for Tenant’s obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to Unavoidable Delays. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 39.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or Service furnished to the Demised Premises for any reason beyond Landlord’s reasonable control.

38.06  Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

38.07  If Tenant shall request Landlord’s consent and Landlord shall fail to refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

38.08  If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease, provided, however, that Landlord shall use best efforts not to unreasonably interfere with Tenant’s use of the Demised Premises.

38.09  Tenant shall not place any signs on the roof or exterior walls of the Demised Premises without first obtaining Landlord’s written consent thereto. In placing any signs on or about the Demised Premises, Tenant shall, at its expense, comply with all applicable Legal Requirements and obtain all required permits and/or licenses.

38.10  Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord’s Union contracts or create any work stoppage, picketing labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

38.11  Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building’s sanitary, electrical, heating, ventilating, air-conditioning elevator or other systems located in passing through the Demised Premises or any part thereof.

38.12  Within thirty (30) days of each anniversary date of this Lease, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant. Any material adverse change of Tenant’s financial condition shall be furnished to Landlord in writing forthwith and without request by Landlord for same.

38.13  This Lease shall be governed by and construed in accordance with the internal laws of the State of New Jersey. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease and the Rider, incorporating Sections R1-R9, as of the day and year first above written.

ATTEST:		Landlord: HARTZ MOUNTAIN DEVELOPMENT CORP.

BY:		BY:
	Assistant Secretary		Irwin A. Horowitz, Vice President
[Corporate Seal]
ATTEST:		Tenant: COMDISCO DISASTER RECOVERY SERVICES INC.

BY:		BY:
	Assistant Secretary [Corporate Seal]		President

RIDER TO LEASE AGREEMENT DATED NOVEMBER             , 1987
BETWEEN
HARTZ MOUNTAIN INDUSTRIES, INC.
AND
COMDISCO DISASTER RECOVERY SERVICES, INC.

R1.  If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall be resolved in every instance in favor of the provisions of this Rider.

R2.  Provided Tenant is in compliance with all of the terms and conditions contained in the Lease, the following provisions shall apply.

R3.  The parties have approved for purposes of identification outline plans and specifications for the construction on the Land and adjacent to the Building of approximately 94,500 square feet (configured only as approximately 31,500 square feet per floor) of additional Floor Space having a party wall with the Building (the “Expansion Space”), which are attached hereto as Exhibit D (“Landlord’s Expansion Work”), dated 10/21/87 and revised 11/04/87) and made a part hereof. If Tenant fails to comply with the submission requirements in Part III of Exhibit D, Tenant agrees that for each day of delay in the delivery of any such submissions (i) Tenant shall pay as liquidated damages, on demand, one (1) day’s rent for the Expansion Space and (ii) Landlord’s substantial completion date, as hereinafter provided, shall be delayed by such period of time. The parties agree that Landlord’s damages under the circumstances would be substantial but difficult to ascertain and that the foregoing amount is fair and reasonable.

R4.  The commencement date of Fixed Rent and Additional Charges attributable to the Expansion Space shall not be deferred for any period of delay in the substantial completion of the Expansion Space caused by Tenant, its agents, contractors or employees.

R5.  Provided Tenant is in compliance with the terms of this Rider, Landlord shall be obligated to substantially complete the Expansion Space not later than November 15, 1989, subject to Unavoidable Delays.

R6.  Upon notice to Tenant of the substantial completion of the Expansion Space, Tenant shall pay the Rent, provided, however, that (i) if Tenant chooses, at Tenant’s election, to accelerate the construction schedule by delivering written notice to Landlord prior to November 15, 1988, then, in the event substantial completion occurs prior to November 14, 1989, Tenant shall be entitled to an abatement of Fixed Rent allocable to the Expansion Space up to November 14, 1989, provided, however, that in no event shall such abatement period exceed six (6) months; and (ii) the Fixed Rent allocable to the existing Floor Space shall be at the annualized rate of $8.50 per square foot until the earlier of the termination of the abatement in (i) above or November 14, 1989.

R7.  If the substantial completion of Landlord’s Expansion Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation [i] any delays due to changes in or additions to the Landlord’s Expansion Work or Tenant Expansion Plans, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or (b) any additional time needed for the completion of the Landlord’s Expansion Work of long lead time items, then the Expansion Space shall be deemed Ready for occupancy on the date when they would have been ready but for such delay(s). The Expansion Space shall be conclusively presumed to be in the satisfactory condition upon Tenant’s occupancy thereof except for the minor or insubstantial details of which Tenant gives Landlord notice within thirty (30) days thereof specifying such details with reasonable particularity.

R8.  For the purposes hereof, the Expansion Space shall be deemed “Substantially Complete” and ready for tenant’s occupancy when the conditions referred to above have occurred and been performed, notwithstanding that insubstantial items of construction, installation, finishing work or mechanical adjustment remain to be done which will not unreasonably interfere with Tenant’s use and occupancy. Landlord shall, however, diligently complete all such incomplete items in a reasonable manner. Notwithstanding the foregoing, in the event Tenant occupies or uses the Expansion Space for the conduct of its business prior to substantial completion, the commencement date of Rent allocable to the Expansion Space as provided in R6 hereof shall be accelerated to the date of commencement of such use by Tenant.

R9.  Unless otherwise defined herein, all terms shall have the meanings provided in the Lease.

ATTEST:		HARTZ MOUNTAIN DEVELOPMENT CORP (Landlord)

By:		By:
	Assistant Secretary		Irwin A. Horowitz, Vice President
ATTEST:		COMDISCO DISASTER RECOVERY SERVICES, INC. (Tenant)

By:		BY:
	Assistant Secretary		President

SECOND RIDER TO LEASE AGREEMENT DATED NOVEMBER      1987
BETWEEN
HARTZ MOUNTAIN DEVELOPMENT CORP.
AND
COMDISCO DISASTER RECOVERY SERVICES INC.

Rider1.  If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall be in every instance in favor of the provisions of this Rider.

Rider2.  Provided Tenant is in compliance with all of the terms and conditions contained in the Lease, the following provisions shall apply.

Rider3.  Upon notice to Landlord, which notice shall be delivered- to Landlord on or before January 8, 1988, Tenant shall have the option to have the Fixed Rent abated with respect to the Demised Premises, exclusive of the Expansion Space, for the period commencing on March 15, 1988 and terminating on September 14, 1988.

Rider4.  In the event Tenant exercises its right to obtain said abatement as above provided, then for the period commencing on January 15, 1989 and continuing for ten years thereafter, Tenant’s Fixed Rent shall be increased by $47,508.84 per annum (and Tenant’s equal monthly installments of Fixed Rent shall be increased by an amount equal to $3,959.07).

Rider5. Unless	otherwise defined meanings provided in the Lease.

ATTEST:		HARTZ MOUNTAIN DEVELOPMENT CORP (Landlord)

By:		By:
	Assistant Secretary		Irwin A. Horowitz, Vice President/Gen. Counsel
ATTEST:		COMDISCO DISASTER RECOVERY SERVICES, INC. (Tenant)

By:		By:
	Assistant Secretary		Raymond R. Hipp, President
ATTEST:		COMDISCO, INC. (Guarantor)

By:		By:
	Assistant Secretary		Assistant Vice President

EXHIBIT A

Deed description of a parcel of land situate along the westerly side of West Side Avenue in the Township of North Bergen, Hudson County, New Jersey.

Beginning at a point on the existing westerly side of West Side Avenue (70’ wide) said point being S 25º 59’ 23” W 1890.49 feet from the point of intersection of said westerly side of West Side Avenue (70’ wide) with the southerly side of 69th Street (70’ wide) and running: thence

1.  S 25º 59’ 23” W 484.20 feet along the westerly side of West Side Avenue (70’ wide) to a point; thence

2.  N 64º 00’ 37” W 440.00 feet to a point; thence

3.  N 25º 59’ 23” E 484.20 feet to a point; thence

4.  S 64º 00’ 37” E 440.00 feet to a point on the westerly side of West Side Avenue (70’ wide), the point of beginning:

Containing 4.89 Acres.

Being known as Plot 3G.5 in Block 453B on the Town of North Bergen Tax Map.

Subject to a 150’ wide Public Service Electric and Gas Company Easement along the entire frontage along West Side Avenue.

Subject to reservation by Landlord of non-exclusive access easement for ingress and egress to surrounding properties over 44.8’ wide strip of land along the entire northern boundary of parcel and portions of macadam pavement not included therein.

Subject to Drainage Easement, Wetland Preservation Area, Rights-of-Ways and Agreements of Record.

Description refers to map entitled “Proposed Subdivision Prepared For Hartz Mountain Industries, Inc.”, field in the Hudson County Register’s Office as Map No. 3220 on July 14, 1986.

AMENDMENT OF LEASE

This Amendment of Lease is made as of the        day of December, 1987, by and between HARTZ MOUNTAIN DEVELOPMENT CORP., a New Jersey corporation having an office at 400 Plaza Drive, Secaucus, New Jersey (P.O. Box 1411) 07094 (“Landlord’) and COMDISCO DISASTER RECOVERY SERVICES, INC., an Illinois corporation having an office at 6400 Shafer Court, Chicago, Illinois 60018 (“Tenant”)

WHEREAS, Landlord and Tenant have entered into that certain Lease dated November 16, 1987 (the “Lease”) covering certain premises in North Bergen, New Jersey as more particularly described in Exhibit A thereto (“Premises”); and

WHEREAS, Landlord and Tenant executed a Rider to Lease and a Second Rider to Lease, both dated November 16, 1987; and

WHEREAS, Landlord and Tenant desire to amend the Lease to make two changes as requested by and in order to accommodate Landlord’s mortgagee, The National Home Life Assurance Company (“Mortgagee”).

NOW THEREFORE, in consideration of $10 good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.  Section 38.01 of the Lease is amended by deleting the following phrases:

(a)  in the fifth and sixth lines: ~~or in any other written agreement(s)”;

(b)  in the ninth line: “and any other written agreement(s) made concurrently herewith”; and

(c)  in the last line: “or in any other written agreement(s) made concurrently herewith”.

2.  Section 38.07 of the Lease, line two, is amended by modifying the phrase “refuse to give” to “refuse or give”.

3.  Except as expressly amended hereby, the Lease remains in full force and effect and the parties continue to be bound by all the provisions thereof and by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment of Lease as of the day and year first above written.

ATTEST:	Landlord: HARTZ MOUNTAIN DEVELOPMENT CORP.
By:	By:
Stephen N. Cower, Vice President
ATTEST:	Tenant: COMDISCO DISASTER RECOVERY SERVICES, INC.
By:	By:
Raymond R. Hipp, President
ATTEST:	Guarantor: COMDISCO, INC.
By:	By:
Jeremiah M. Fitzgerald, Assistant Vice President

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE, is made this     day of April, 1988, between HARTZ MOUNTAIN DEVELOPMENT CORP., a New Jersey corporation having an office at 400 Plaza Drive, P. 0. Box 1411, Secaucus, New Jersey 07094 (hereinafter referred to as “Landlord”) and COMDISCO DISASTER RECOVERY SERVICES, INC., an Illinois corporation having an office at 6400 Shafer Court, Rosemont, Illinois 60018 (hereinafter referred to as “Tenant”);

W I T N E S S E T H

WHEREAS, by Agreement of Lease dated November 16, 1987 (the “Lease”) and an Amendment of Lease dated December 15, 1987, Landlord leased to Tenant and Tenant hired from Landlord certain premises located in the Building known as 5851 West Side Avenue, North Bergen, New Jersey (hereinafter referred to as the “Demised Premises”); and

WHEREAS, pursuant to the terms of the Lease, Tenant is obligated to pay all Real Estate Taxes imposed upon the Building and Land; and

WHEREAS, Landlord has applied for an abatement of taxes or. the Building pursuant to the Perskie Act and in consideration for Landlord’s application, Tenant has agreed to pay to Landlord one-half of any reduction in taxes resulting from such abatement; and

WHEREAS, the parties desire to amend the Lease to reflect such agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.  Landlord shall, at its sole cost and expense apply for a tax abatement on the newly constructed commercial premises on the parcel known as Lot 3G5, Block 453B in the Township of North Bergen, in accordance with the Perskie Act, N.J.S.A. 54:4-3.95.

2.  In the event such abatement is obtained, Tenant shall pay as Real Estate Taxes the Real Estate Taxes on the Land plus the so-called “service charge” payable to the Township of North Bergen in lieu of Real Estate Taxes on the improvements which shall be payable to Landlord in monthly installments as set forth in Section 6.01 of the Lease. In addition, Tenant shall pay to Landlord as Additional Rent, one-half of any reduction in Real Estate Taxes obtained by Landlord by virtue of said abatement from the amount that would otherwise have been payable as Real Estate

Taxes if no abatement had been obtained. Said amount shall be due and payable in equal monthly installments on the first day of each month during the Term in which the tax abatement is in effect.

3.  In the event a tax abatement shall not be obtained, Tenant shall pay Real Estate Taxes in accordance with the terms of the Lease.

4.  Except as expressly amended hereby, the Lease remains in full force and effect and the parties continue to be bound by all the provisions thereof and by this Amendment.

5.  Capitalized terms not defined herein shall be construed as defined in the Lease.

IN WITNESS WHEREOF, the parties have caused this Second Amendment of Lease to be executed as of the day and year first above written.

ATTEST:	HARTZ MOUNTAIN DEVELOPMENT CORP. (“Landlord”)

By:
Sirena G. Terr Assistant Secretary	Irwin A. Horowitz Vice President

ATTEST:	COMDISCO DISASTER RECOVERY SERVICES, INC. (“Tenant”)

By:

ATTEST:	COMDISCO, INC. (“Guarantor”)

By:

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of this 15thday of November, 2001 between COMDISCO, INC., a Delaware corporation, having its office at 6111 North River Road, Rosemont, Illinois, as successor-in-interest to Comdisco Disaster Recovery Services, Inc. (“Assignor”), and SUNGARD RECOVERY SERVICES LP, a Pennsylvania limited partnership, having its office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Assignee”).

W I T N E S S E T H

WHEREAS, Hartz Mountain-Hanover Square, as successor to Hartz Mountain Development Corp. (“Landlord”), and Assignor entered into that certain lease, dated November 16, 1987, more particularly described on Exhibit A attached hereto and made part hereof (the “Lease”), providing for the lease of that certain real property commonly known as 5851 West Side Avenue, North Bergen, New Jersey and as more particularly described in the Lease (the “Premises”); and

WHEREAS, on July 16, 2001, Assignor and 50 of its affiliates filed voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101 et seq., as amended, in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”); and

WHEREAS, Assignor and SunGard Data Systems Inc., a Delaware corporation (“SunGard”), entered into that certain Acquisition Agreement, effective as of July 15, 2001 and executed on October 12, 2001 (the “Acquisition Agreement”), whereby Assignor agreed to sell to SunGard (or its designee) the assets of the Business (as such term is defined in the Acquisition Agreement), and SunGard agreed to purchase from Assignor the assets of, and to assume certain liabilities associated with, the Business; and

WHEREAS, pursuant to the terms and conditions of the Acquisition Agreement, Assignor and SunGard agreed to execute this Assignment; and

WHEREAS, pursuant to that certain Assignment Agreement, dated as of the Closing Date (as such term is defined in the Acquisition Agreement), by and between SunGard and Assignee, among others, SunGard assigned to Assignee SunGard’s right to take an assignment of the Lease; and

WHEREAS, pursuant to that certain Order Authorizing (i) Sale of Certain of Debtor’s Assets (Services) Free and Clear of Liens, Claims and Encumbrances, (ii) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) Assumption of Certain Liabilities entered November 9, 2001, the Bankruptcy Court approved the Acquisition Agreement and the parties entering into this Assignment; and

WHEREAS, subject to the terms of this Assignment, Assignor desires to assign and transfer all of its right, title and interest in the Lease and the estate created thereby to Assignee and Assignee desires to purchase and accept such assignment and assume all rights, duties and obligations of the Assignor under the Lease arising on and after the Assignment Date (as defined herein).

NOW THEREFORE, the parties hereto for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is conclusively acknowledged by the parties hereto, agree as follows:

1.  Assumption of Lease and Leasehold Obligations.    As of the Assignment Date, Assignor hereby assumes the Lease pursuant to the Order issued pursuant to 11 U.S.C. Section 365.

2.  Assignment and Assumption of Lease.    As of the Assignment Date, Assignor hereby assigns, transfers, and sets over unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Lease and any security deposit held by Landlord pursuant to the terms and conditions of the Lease. Assignee hereby accepts the foregoing assignment and covenants with Assignor that, from and after the Assignment Date, Assignee and its successors and assigns hereby assume and agree to keep, perform, fulfill or cause to be performed all of the terms, covenants, conditions and obligations contained in the Lease, which, by the respective terms therein, are imposed upon Assignor.

3.  Ratification of Lease.    Assignor and Assignee hereby ratify, reaffirm and adopt and agree that the Lease shall be in full force and effect as to Assignee.

4.  Indemnification.    Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against all claims, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising in connection with the Lease and relating to the period prior to the Assignment Date. Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from and against all claims, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising in connection with the Lease and relating to the period on or subsequent to the Assignment Date.

5.  Governing Law.    This Assignment shall be governed by and construed in accordance with the laws of the state where the Premises are located.

6.  Assignment Date.    The “Assignment Date” shall mean the day and year first written above.

7.  Release.    Except as otherwise specifically provided for herein, nothing contained herein shall release Assignor, SunGard or Assignee from any of their respective duties or obligations under the Acquisition Agreement or in any way diminish, limit or modify any of the representations, warranties, indemnities, covenants or agreements of such parties set forth in the Acquisition Agreement.

8.  Counterparts.    This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and it shall constitute sufficient proof of the Assignment to present any copy, copies or facsimiles signed by the parties to be charged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first written above.

ASSIGNOR: COMDISCO, INC., a Delaware Corporation		ASSIGNEE: SUNGARD RECOVERY SERVICES LP, a Pennsylvania limited partnership

By:		By:
	Robert E.T. Lackey Senior Vice President and Chief Legal Officer		Theodore J. Gaasche Group Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first written above.

ASSIGNOR: COMDISCO, INC., a Delaware Corporation		ASSIGNEE: SUNGARD RECOVERY SERVICES LP, a Pennsylvania limited partnership

By:		By:
	Michael A. Fazio President and Chief Operating Officer		Theodore J. Gaasche Group Chief Financial Officer

EXHIBIT A

Net Lease, dated November 16, 1987, as amended by that certain Amendment of Lease, dated December 15, 1987, as further amended by that certain Second Amendment of Lease, dated April 11, 1988, between Hartz Mountain-Hanover Square, successor-in-interest to Hartz Mountain Development Corp., and Comdisco, Inc., successor-in-interest to Comdisco Disaster Recovery Services, Inc., for certain real property commonly known as 5851 West Side Avenue, North Bergen, New Jersey.